Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with Warner Chilcott Limited’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A (the “Amended Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Roger M. Boissonneault, the Chief Executive Officer, and Paul Herendeen, the Chief Financial Officer, of Warner Chilcott Limited each certifies that, to the best of his knowledge:

1.	the Amended Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of Warner Chilcott Limited.

Date: April 17, 2009

/s/ Roger M. Boissonneault
Name: Roger M. Boissonneault Title: President and Chief Executive Officer

/s/ Paul Herendeen
Name: Paul Herendeen Title: Executive Vice President and Chief Financial Officer